Exhibit 16.1

                                                     ANDERSEN



                                                     Arthur Andersen LLP
                                                     1345 Avenue of the Americas
                                                     New York NY  10105-0032
                                                     www.andersen.com


June 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:


The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 7, 2002 of Measurement Specialties, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP

Arthur Andersen LLP


Copy to:
Mr. Joseph R. Mallon Jr.
Chairman Chief Executive Officer
Measurement Specialties, Inc.


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